Exhibit 10

                          Franchise Capital Corporation
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December 21, 2005

Name: Don Allio

Re:  Employment Agreement with Franchise Capital Corporation

     1. DUTIES: Employer is to employ, engage, and hire Employee as President, Chief Operations Officer and Director.

          Employee's duties shall be in accordance with attached job description.

     2. DURATION OF EMPLOYMENT: Effective date of December 15, 2005 until December 15, 2006. This Agreement may only be terminated prior to that time for cause, defined as Employee's gross negligence or fraud.

     3.   SALARY: $120,000 annually beginning.

     4.   VACATION: (3) Three weeks after first year, (4) weeks there after

     5.   CELLULAR PHONE: Reimbursed in full on a per month bases

     6.   STOCK: Stock options will be granted upon Board approval:

     7. BONUS: The following schedule outlines the percentage Employee shall receive from sale of each concept owned and operated by Franchise Capital Corporation for both Franchise Fee and Royalty Fee Income:

          a.   One Half (.005) of one percent per year of Franchise Fee Income.
          b.   One (.01) percent per year of Royalty Fee Income.


     *    Bonus is contingent upon profitability of the Corporation

     8.   HEALTH/DENTAL/LIFE INSURANCE: As per company policy.

     9.   TRAVEL & BUSINESS EXPENSE: As per company policy.

If the terms of this letter are agreeable please sign and return both copies. We will sign and return one copy to you for your files.

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Edward C. Heisler                            Accepted: Don Allio
Chief Executive Officer
Franchise Capital Corporation                Dated_____________________________


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             8566 E. Via De Ventura, Ste G217, Scottsdale, AZ 85258
                              Phone (480) 355-8142
                               Fax (480) 346-1199

                          Franchise Capital Corporation
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Title: PRESIDENT, CHIEF OPERATIONS OFFICER AND DIRECTOR
Reports to: Chairman of the Board of Directors

December 21, 2005

Major Responsibilities;

     Provide such services that are customary to the position of President, Chief Operations Officer and Director of a public company such as in restaurant development or similar companies.

     Provide such services and advice to the Company so as to advise the Company in the execution of both the strategic planning process and the individual concepts business plans, including business development and corporate image in the public market.

     Lead and contribute in the process of developing and evaluating potential acquisitions and/or business dealings based on established criteria in terms of strategic fit and financial returns.

     Oversee various concepts' management in terms of operating objectives/goals and adherence to established standards. Included but not limited to personnel, evaluations, compensation and performance reviews.

     Develops appropriate policies and procedures to ensure that systems operations are provided with maximum support, assistance and tools to operate their restaurants in a successful manner. This includes both franchise and corporate operating units.

     Responsible for all profit functions of the Company business and all related financial, administrative, marketing and operating systems. Implement and executes standards of operations and training that delivers total customer value.

     Completes, on an on-going basis, an analysis and audit of all operating systems/procedures/practices and recommends ideas and improvements to maximize systems efficiencies and profitability.

     Manage the human resources element of subordinates in such a manner as to maximize performance in all aspects of their job performance.

     Complete other such duties that may from time to time be assigned by the Board of Directors.


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             8566 E. Via De Ventura, Ste G217, Scottsdale, AZ 85258
                              Phone (480) 355-8142
                               Fax (480) 346-1199

                          Franchise Capital Corporation
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Knowledge, Skills and Abilities;

     *    Complete knowledge of all restaurant operating systems.
     * Complete knowledge of restaurant operating systems, administrative management and financial systems
     *    Great interpersonal and motivational skills.
     *    Ability to communicate clearly and lead through example.
     * Ability to establish priorities, work independently and complete assignments without supervision.

Credentials and Experience;

     * Bachelors degree or higher in General Business and/or Restaurant Management.
     *    Ten (10) years industry/business experience


--------------------------------------------------------------------------------
             8566 E. Via De Ventura, Ste G217, Scottsdale, AZ 85258
                              Phone (480) 355-8142
                               Fax (480) 346-1199